Exhibit 99.2

THIRD QUARTER 2024 EARNINGS SUPPLEMENTAL www.globalmedicalreit.com NYSE: GMRE

Forward - Looking Statements Certain statements contained herein may be considered “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , and it is the Company’s intent that any such statements be protected by the safe harbor created thereby . These forward - looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results . Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with new tenants or the expansion of current properties), future dividends or other financial items ; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward - looking statements . These forward - looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties . Although the Company believes that the expectations, estimates and assumptions reflected in its forward - looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward - looking statements . Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1 A - Risk Factors, in our Annual Report on Form 10 - K, our Quarterly Reports on Form 10 - Q, and in our other filings with the SEC . You are cautioned not to place undue reliance on forward - looking statements . The Company does not intend, and undertakes no obligation, to update any forward - looking statement . TABLE OF CONTENTS 3 Company Overview 6 Select Quarterly Financial Data 7 Business Summary 8 Acquisitions / Dispositions 9 Portfolio Summary 12 Key Tenants 13 Debt and Hedging Summary 15 Total Capitalization and Equity Summary 16 Sustainability Summary 17 Condensed Consolidated Statements of Operations 18 Condensed Consolidated Balance Sheets 19 Condensed Consolidated Statements of Cash Flows 20 Non - GAAP Reconciliations 21 Reporting Definitions and Other Disclosures Legent Hospital for Special Surgery – Plano, TX 3Q - 2024 | Earnings Supplemental 2

3 3Q - 2024 | Earnings Supplemental *See page 22 for disclosures regarding the Company’s rent coverage calculation COMPANY OVERVIEW GLOBAL MEDICAL REIT INC. (GMRE) IS A NET - LEASE MEDICAL REAL ESTATE INVESTMENT TRUST (REIT) THAT ACQUIRES HEALTHCARE FACILITIES AND LEASES THOSE FACILITIES TO PHYSICIAN GROUPS AND REGIONAL AND NATIONAL HEALTHCARE SYSTEMS. PORTFOLIO SNAPSHOT (as of September 30, 2024) Blue Sky Vision – Grand Rapids, MI Gross Investment in Real Estate (billions) $1.4 Number of Buildings 187 Number of States 36 Weighted Average Portfolio Cap Rate 7.7% % of Health System or Other Affiliated Tenants 90% Weighted Average Lease Term (years) 5.6 Leased Occupancy 96.1% Portfolio Rent Coverage* 4.6x

3Q - 2024 | Earnings Supplemental 4 Chairman, Chief Executive Officer and President Jeffrey Busch Chief Financial Officer and Treasurer Robert Kiernan Chief Investment Officer Alfonzo Leon Chief Operating Officer Danica Holley General Counsel and Corporate Secretary Jamie Barber Board of Directors Chairman, Chief Executive Officer and President Jeffrey Busch Lead Independent Director, Compensation Committee Chair, Audit Committee Member Henry Cole Audit Committee Member, ESG Committee Member, Compensation Committee Member Paula Crowley ESG Committee Chair, Nominating and Corporate Governance Committee Member Matthew Cypher, Ph.D. Nominating and Corporate Governance Committee Chair, Compensation Committee Member Ronald Marston Audit Committee Chair, Nominating and Corporate Governance Committee Member, ESG Committee Member Lori Wittman Director Zhang Huiqi INDEPENDENT DIRECTORS 71% BOARD % OF WOMEN COMPANY OVERVIEW 43% Executive Officers

COMPANY OVERVIEW

GLOBAL MEDICAL REIT

Corporate Headquarters
Global Medical REIT Inc.
7373 Wisconsin Avenue, Suite 800
Bethesda, MD 20814
Phone: 202.524.6851
www.globalmedicalreit.com

Stock Exchange
New York Stock Exchange
Ticker: GMRE

Investor Relations
Stephen Swett
Phone: 203.682.8377
Email: stephen.swett@icrinc.com

Independent Registered Public Accounting Firm
Deloitte & Touche LLP
McLean, VA

Corporate and REIT Tax Counsel
Vinson & Elkins LLP
Daniel LeBey, Corporate Partner
Christopher Mangin, REIT Tax Partner

Transfer Agent
Equiniti Trust Company
Phone: 800.468.9716

Sell-Side Analyst Coverage

Firm	*Name*
Alliance Global Partners	Guarav Mehta
Baird	Wes Golladay
Berenberg	Kai Klose
BMO	Juan Sanabria
B. Riley Securities	Bryan Maher
Colliers Securities	Barry Oxford
Compass Point	Merrill Ross
JMP Securities	Aaron Hecht
Janney	Robert Stevenson
KeyBanc	Austin Wurschmidt


Cobalt Rehabilitation Hospital
Cobalt Rehabilitation Hospital – Surprise, AZ

3Q-2024 | Earnings Supplemental 5

SELECT QUARTERLY FINANCIAL DATA

(unaudited, and in thousands, except per share and unit amounts)

As of Period End (Unless Otherwise Specified)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Market capitalization (common and OP)	$684,256	$615,915	$593,521	$752,680	$608,247
Market price per share – common	$9.91	$9.08	$8.75	$11.10	$8.97
Common shares and OP units outstanding	69,047	67,832	67,831	67,809	67,809
Preferred equity	$74,959	$74,959	$74,959	$74,959	$74,959
Common equity	$467,593	$481,480	$500,011	$508,625	$536,488
Noncontrolling interest	$22,054	$21,933	$22,128	$22,230	$22,201
Total equity	$564,606	$578,372	$597,098	$605,814	$633,648
Investment in real estate, gross	$1,436,881	$1,415,288	$1,428,161	$1,426,969	$1,425,006
Borrowings:					
Credit Facility - revolver, gross	$119,800	$105,000	$98,600	$92,400	$68,400
Credit Facility - term loan A, gross	$350,000	$350,000	$350,000	$350,000	$350,000
Credit Facility - term loan B, gross	$150,000	$150,000	$150,000	$150,000	$150,000
Notes payable, gross	$14,524	$14,678	$25,735	$25,965	$57,160
Weighted average interest rate (for quarter)	3.97%	3.93%	3.90%	3.88%	3.98%
Debt covenants:					
Leverage ratio (as defined in Credit Facility)	44.1%	43.8%	44.0%	43.6%	44.2%
Fixed charge coverage ratio for quarter (1.50x minimum)	2.80	2.82	2.87	2.76	2.76

Three Months Ended	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Rental revenue	$34,175	$34,214	$35,069	$32,931	$35,487
Interest expense	$7,236	$6,992	$6,890	$6,984	$7,170
General and administrative expenses	$4,381	$4,589	$4,446	$4,220	$4,367
Depreciation and amortization expense	$13,642	$13,993	$14,084	$14,245	$14,195
Operating expenses	$7,437	$7,236	$7,384	$6,094	$7,231
Total expenses	$32,696	$32,810	$32,804	$31,543	$32,963
Gain (loss) on sale of investment properties	$1,823	$(3,383)	-	-	$2,289
Loss on extinguishment of debt	-	-	-	$(868)	-
Net income (loss) attributable to common stockholders	$1,791	$(3,147)	$794	$(840)	$3,138
Net income (loss) per share	$0.03	$(0.05)	$0.01	$(0.01)	$0.05
Wtd. avg. basic and diluted common shares (GAAP)	65,737	65,588	65,573	65,565	65,565
FFO attributable to common stockholders and noncontrolling interest*	$13,731	$13,945	$14,883	$13,307	$15,250
FFO attributable to common stockholders and noncontrolling interest per share and unit*	$0.19	$0.20	$0.21	$0.19	$0.22
AFFO attributable to common stockholders and noncontrolling interest*	$15,345	$15,713	$16,529	$15,945	$16,541
AFFO attributable to common stockholders and noncontrolling interest per share and unit*	$0.22	$0.22	$0.23	$0.23	$0.23
Wtd. avg. common shares, OP and LTIP units	71,151	70,982	70,757	70,565	70,566

3Q-2024 | Earnings Supplemental *See page 20 for Non-GAAP reconciliations 6

3Q - 2024 | Earnings Supplemental 7 BUSINESS SUMMARY THIRD QUARTER 2024 OPERATING SUMMARY • Net income attributable to common stockholders was $1.8 million, or $0.03 per diluted share, as compared to net income attributable to common stockholders of $3.1 million, or $0.05 per diluted share, in the comparable prior year period. • Funds from Operations attributable to common stockholders and noncontrolling interest (“FFO”) of $13.7 million, or $0.19 per share and unit, as compared to $15.3 million, or $0.22 per share and unit, in the comparable prior year period. • Adjusted Funds from Operations attributable to common stockholders and noncontrolling interest (“AFFO”) of $15.3 million, or $0.22 per share and unit, as compared to $16.5 million, or $0.23 per share and unit, in the comparable prior year period. • Rental revenue for the third quarter 2024 decreased 3.7% year - over - year to $34.2 million, primarily reflecting the impact of changes in the Company’s portfolio between the periods, including a reduction in portfolio occupancy in 2024 compared to 2023 as well as the impact of tenants placed on cash basis accounting subsequent to the end of the third quarter 2023. INVESTMENT AND PORTFOLIO ACTIVITY • In July 2024, we completed the acquisition of five properties in a 15 - property portfolio encompassing 94,494 leasable square feet for an aggregate purchase price of $30.8 million. These are fully occupied single tenant properties with aggregate annualized base rent of $2.5 million. • In October 2024, the Company completed the acquisition of the remaining 10 properties in the 15 - property portfolio encompassing 159,726 leasable square feet for an aggregate purchase price of $49.5 million. These are fully occupied single tenant properties with aggregate annualized base rent of $3.9 million. In aggregate, the 15 - property portfolio had a purchase price of $80.3 million with 254,220 leasable square feet and annualized base rent of $6.4 million. • As previously disclosed, on May 6, 2024, Steward announced that it filed for Chapter 11 bankruptcy reorganization. At the time of the bankruptcy filing, Steward represented 2.8% of the Company’s annualized base rent, primarily related to its facility in Beaumont, Texas (the “Beaumont Facility”). As of September 15, 2024, Steward formally rejected its lease at the Beaumont Facility. This formal lease rejection, which was approved by the bankruptcy court, allowed for a new, 15 - year, triple - net lease with an affiliate of CHRISTUS Health at this facility to become effective. We expect rent to commence on this lease in March or April 2025. • In July 2024, the Company sold a medical facility located in Panama City, Florida, receiving gross proceeds of $11.0 million, resulting in a gain of $1.7 million. • In September 2024, the Company sold a medical facility located in Panama City Beach, Florida, receiving gross proceeds of $1.1 million, resulting in a gain of $0.1 million. • As of September 30, 2024, the Company’s portfolio occupancy was 96.1%. • In October 2024, the Company entered into a purchase agreement to acquire a five - property portfolio for an aggregate purchase price of $69.6 million at a cap rate of 9.0%. The Company expects to complete this acquisition in two tranches during the first half of 2025. The Company’s obligations to close the acquisition is subject to certain customary terms and conditions, including due diligence reviews. Accordingly, there is no assurance that the Company will close this acquisition on a timely basis, or at all. CAPITAL MARKETS AND DEBT ACTIVITY • Leverage was 44.1 % as of September 30, 2024. • As of November 5, 2024, we had unutilized borrowing capacity under the Credit Facility of $221 million. • During the quarter ended September 30, 2024, the Company issued 1.2 million shares of its common stock through its ATM program at an average offering price of $9.95 per share, generating gross proceeds of $12.0 million. From October 1, 2024 through November 5, 2024, the Company did not issue any shares under its ATM program.

ACQUISITIONS / DISPOSITIONS

(as of November 5, 2024)

GLOBAL MEDICAL REIT

2024 Completed Acquisitions

Acquisition Date	Property	City, State	Leasable Square Feet	Contractual Purchase Price (in thousands)	Annualized Base Rent* (in thousands)	Capitalization Rate*
7/11/2024	Trinity Health Clinic and ASC	Minot, ND	24,795	$9,060	$717	7.9%
7/11/2024	Henry Ford OptimEyes Vision Center	Clinton Township, MI	20,548	6,773	554	8.2%
7/11/2024	Henry Ford OptimEyes Vision Center	Westland, MI	20,000	5,271	468	8.9%
7/11/2024	Family Medicine Cerritos	Cerritos, CA	11,551	5,200	379	7.3%
7/11/2024	Spartanburg County Clinic	Spartanburg, SC	17,600	4,508	364	8.1%
	Third Quarter Total/Weighted Average:		**94,494**	**$30,812**	**$2,482**	**8.1%**
10/2/2024	Pediatrics Plus	Conway, AR	40,108	$11,150	$891	8.0%
10/2/2024	Pediatrics Plus	Little Rock, AR	31,700	8,700	705	8.1%
10/2/2024	Pediatrics Plus	Russellville, AR	22,000	5,800	477	8.2%
10/2/2024	EHA Surgery Center	Sarasota, FL	17,770	5,950	444	7.5%
10/2/2024	The Eye Associates	Venice, FL	10,563	4,600	334	7.3%
10/2/2024	The Eye Associates	Ruskin, FL	5,620	1,820	144	7.9%
10/2/2024	The Eye Associates	Bradenton, FL	6,048	2,000	155	7.8%
10/2/2024	The Eye Associates	Bradenton, FL	7,497	2,650	224	8.5%
10/2/2024	The Eye Associates	Bradenton, FL	4,317	1,500	129	8.6%
10/2/2024	The Eye Associates ASC	Bradenton, FL	14,103	5,350	421	7.9%
	Fourth Quarter Total/Weighted Average To-Date:		**159,726**	**$49,520**	**$3,924**	**7.9%**
	2024 Total/Weighted Average To-Date:		**254,220**	**$80,332**	**$6,407**	**8.0%**

Acquisitions Under Contract

In October 2024, the Company entered into a purchase agreement to acquire a five-property portfolio for an aggregate purchase price of $69.6 million at a cap rate of 9.0%. The Company expects to complete this acquisition in two tranches during the first half of 2025. The Company's obligations to close the acquisition is subject to certain customary terms and conditions, including due diligence reviews. Accordingly, there is no assurance that the Company will close this acquisition on a timely basis, or at all.

Dispositions

Pursuant to the Company's capital recycling plan, the Company sold two assets in the third quarter of 2024, which had a total of 30,419 leasable square feet, receiving gross proceeds of $12.1 million, resulting in an aggregate gain of $1.8 million. The weighted average cap rate on these dispositions was 7.0%.

In the second quarter of 2024, the Company also sold a 45,920 square foot medical facility in Mishawaka, Indiana, receiving gross proceeds of $8.1 million and resulting in a loss of $3.4 million. The lease at this facility was set to expire at the end of the year and the decision to dispose of this property was based on the Company's lease renewal expectations and its outlook for finding a suitable replacement tenant. This property was part of a four-property portfolio the Company purchased in 2019 and the annualized base rent at this property was $1.6 million.


Pediatrics Plus – Little Rock, AR


Pediatrics Plus – Russellville, AR

3Q-2024 | Earnings Supplemental
*See page 21 for disclosures regarding the Company's Annualized Base Rent (ABR) and Capitalization Rate (Cap Rate)
8

3Q - 2024 | Earnings Supplemental *See page 21 for disclosures regarding the Company’s Annualized Base Rent (ABR) and page 22 for disclosures regarding the Company’s rent coverage calculation 9 PORTFOLIO SUMMARY (as of September 30, 2024) PORTFOLIO STATISTICS TENANT COMPOSITION Texas Digestive Disease Consultants – Ft. Worth, TX Indiana Eye Clinic – Greenwood, IN Mercy Rehab Hospital – Oklahoma City, OK % of ABR Not-for-profit healthcare system 35% For-profit healthcare system 27% Other affiliated healthcare groups 28% Total 90% Gross Investment in Real Estate (in billions) $1.4 Total Buildings 187 Total Leasable Square Feet (in millions) 4.8 Total Tenants 275 Leased Occupancy 96.1% Total Annualized Base Rent (ABR)* (in millions) $107.8 Portfolio Rent Coverage* 4.6x Weighted Average Cap Rate 7.7% Weighted Average Lease Term (years) 5.6 Weighted Average Rent Escalations 2.2%

3Q - 2024 | Earnings Supplemental *See page 22 for disclosures regarding the Company’s rent coverage calculation 10 PORTFOLIO SUMMARY (as of September 30, 2024) LEASE TYPE RENT COVERAGE* 1) Includes surgical hospitals, long - term acute care hospitals (LTACH) and behavioral hospitals. cCare – San Marcos, CA Hialeah Medical Plaza – Hialeah, FL % of ABR Triple-net 58% Absolute-net 35% Modified gross 5% Gross 2% Total 100% Asset Type % of ABR Ratio MOB 16% 5.8x MOB/ASC 11% 4.1x Inpatient Rehab (IRF) 18% 3.9x Specialty Hospital (1) 3% 3.8x Total/Weighted Average 48% 4.6x Tenants Not Included Large/Credit Rated Tenants 33% N/A Not Reported 19% N/A

3Q - 2024 | Earnings Supplemental 11 PORTFOLIO SUMMARY (as of September 30, 2024) Mercy Rehab Hospital – Oklahoma City, OK Leasable % of Total Leasable % of Total Year # of Leases Square Feet Square Feet ABR ABR 2024 22 162,642 3.4% $3,300 3.1% 2025 58 534,913 11.2% $8,495 7.9% 2026 74 553,178 11.6% $11,231 10.4% 2027 51 476,817 10.0% $12,102 11.2% 2028 36 347,601 7.3% $9,047 8.4% 2029 48 623,563 13.1% $15,987 14.8% 2030 32 428,982 9.0% $10,439 9.7% 2031 21 368,404 7.7% $7,592 7.0% 2032 6 72,284 1.5% $2,321 2.2% 2033 18 179,954 3.8% $4,733 4.4% Thereafter 34 842,763 17.5% $22,560 20.9% Total Leased SF 400 4,591,101 96.1% $107,807 100.0% Current Vacancy 185,282 3.9% Total Leasable SF 4,776,383 100.0% Lease Expiration Schedule (ABR in thousands)

KEY TENANTS

GLOBAL MEDICAL REIT

Tenant	Description	Asset Type	% of Portfolio ABR
Lifepoint Health	LifePoint Health operates 62 community hospital campuses, more than 50 rehabilitation and behavioral health hospitals and more than 200 additional sites of care, including managed acute rehabilitation units, outpatient centers and post-acute care facilities.	IRF	7.3%
Encompass Health.	Encompass Health (NYSE: EHC) is the largest owner and operator of inpatient rehabilitation hospitals in the United States, with a national footprint that includes 153 hospitals in 36 states and Puerto Rico.	IRF	6.9%
MEMORIAL HEALTH SYSTEM	MHS is the largest health system in the Parkersburg-Marietta-Vienna MSA and delivers healthcare services in southeast Ohio. MHS operates the 199-bed Marietta Memorial Hospital and two critical access hospitals, nine outpatient care centers, 26 medical staff offices, and clinical care delivery locations.	MOB	5.4%
ADVOCATEHEALTH	Based in Charlotte, North Carolina, and formed from the combination of Advocate Aurora Health and Atrium Health, Advocate serves nearly 6 million patients annually and is the fifth-largest nonprofit integrated health system in the nation. With revenues of more than $27 billion, the newly combined organization comprises more than 1,000 sites of care and 67 hospitals.	MOB	3.9%
TEAMHealth.	TeamHealth provides staffing, administrative support and management across the full continuum of care, from hospital-based practices to post-acute care and ambulatory centers.	MOB	3.1%

3Q-2024 | Earnings Supplemental 12

DEBT AND HEDGING SUMMARY

GLOBAL MEDICAL REIT

Debt Statistics	As of September 30, 2024
Total Gross Debt (in thousands)	$634,324
Fixed Rate Debt-to-Total Debt	81%
Weighted Average Interest Rate	3.79%
Weighted Average Maturity (Years)	2.2 years
Leverage Ratio	44.1%
Fixed Charge Coverage Ratio	2.80

FIXED AND FLOATING RATE DEBT



Floating
19%
Fixed
81%

Debt Detail (as of September 30, 2024)				
Debt	Balance (in thousands)	Rate Type	Interest Rate	Maturity
Unsecured Credit Facility :				
Revolver	$119,800	Floating	SOFR + 1.35%[1]	August-26[1]
Term Loan A	$350,000	Fixed	2.80%[2]	May-26
Term Loan B	$150,000	Fixed	4.00%[2]	February-28
Other:				
Rosedale Loan	$13,261	Fixed	3.85%	July-25
Toledo Loan	$1,263	Fixed	5.00%	July-33
Total/Weighted Average:	**$634,324**		**3.79%**	**2.2 years**

(1) Credit spread of 1.35% is based on the Company's overall leverage ratio (as defined in the credit facility agreement) being between 40% and 45% at the end of the third quarter of 2024. Pursuant to the credit facility agreement, at each reporting date the credit spread will increase or decrease based on the Company's overall leverage ratio. In addition to the credit spread we also pay 10 bps related to the transition to the secured overnight financing rate (SOFR). The revolver has two Company-controlled, six-month extension options. If the Company exercises those options, the maturity date of the revolver would be August 2027.

(2) Rates reflect the effect of the Company's interest rate swaps. See table on the next page for a detail of the Company's interest rate swaps. Consists of the fixed base rate plus a credit spread of 1.30% based on a leverage ratio of between 40% and 45% under our credit facility agreement, plus 10 bps related to the transition from LIBOR to SOFR and is calculated using 365/360 method.

3Q-2024 | Earnings Supplemental 13

3Q - 2024 | Earnings Supplemental 14 DEBT AND HEDGING SUMMARY (1) Consists of a total of nine interest rates swaps whereby we pay the fixed base rate listed in the table above and receive the on e - month SOFR, which is the reference rate for the outstanding loans in our credit facility. (2) Consists of the fixed base rate plus a credit spread of 1.30% based on a leverage ratio of between 40% and 45% under our cred it facility agreement, plus 10 bps related to the transition from LIBOR to SOFR and is calculated using 365/360 method. Citrus Valley Medical Associates – Corona, CA Notional Term Term Loan A - $350,000 Current – 4/2026 Fixed base rate: 1.36% Effective interest rate: 2.80% (2) Term Loan B - $150,000 Current – 2/2028 Fixed base rate: 2.54% Effective interest rate: 4.00% (2) Interest Rate Swap Detail (as of September 30, 2024) (1) Weighted Average Interest Rates

TOTAL CAPITALIZATION AND EQUITY SUMMARY

(unaudited, and in thousands, except per share data)

Total Capitalization	As of September 30, 2024
Total Gross Debt	$634,324
Preferred Stock	$74,959
Common Stock[1]	$662,018
OP Units (2,244 units)[1]	$22,238
Vested LTIP Units (2,558 units)[2]	$—
Total Capitalization	$1,393,539

(1) Based on the closing price of the Company's common stock on September 30, 2024 of $9.91 per share.

(2) LTIPs are issued as equity compensation to the Company's directors and employees and, as such, have no capital value associated to them.


Total Capitalization
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
$634,324
$74,959
$684,256
Common Stock, OP Units and LTIP Units
Preferred Stock
Total Debt

Equity Detail				
Stock	Shares	Dividend Rate/Yield	Liquidation Preference	Optional Redemption Period
Series A Cumulative Preferred Stock, $0.001 par value per share	3,105	7.50%	$25 per share	Began on 9/15/2022
Common Stock, $0.001 par value per share	66,803	8.48%[1]	N/A	N/A

(1) Calculated by dividing the aggregate dividends received for the trailing four quarters of $0.84 per share by the Company's closing stock price on September 30, 2024 of $9.91 per share.

Preferred Dividends		
Record Date	Payment Date	Dividend (per share)
1/15/2024	1/31/2024	$0.46875
4/15/2024	4/30/2024	$0.46875
7/15/2024	7/31/2024	$0.46875
10/15/2024	10/31/2024	$0.46875
	Total:	**$1.875**

Common Dividends		
Record Date	Payment Date	Dividend (per share)
12/27/2023	1/9/2024	$0.21
3/22/2024	4/9/2024	$0.21
6/21/2024	7/9/2024	$0.21
9/20/2024	10/8/2024	$0.21
	Total:	**$0.84**

3Q-2024 | Earnings Supplemental 15

3Q - 2024 | Earnings Supplemental 16 SUSTAINABILITY SUMMARY We take climate change and the risks associated with climate change seriously — both physical and transitional . We utilized Moody’s 427 Risk Management platform to help us identify and measure the potential climate risk exposure for our properties . The analysis summarizes the climate change - related risks, groups them by onset potential, and identifies opportunities for risk mitigation . We utilize the ENERGY STAR platform to collect and track our energy consumption data and have identified properties that are strong candidates for the ENERGY STAR certificate program . In 2022 , we earned an ENERGY STAR certification for our Select Medical facility in Omaha, Nebraska, which scored 99 , and for our Brown Clinic facility in Watertown, South Dakota, which attained a score of 84 . In addition, in 2023 , our facilities located in Dumfries, Virginia, Hialeah, Florida, and Dallas, Texas joined those in Omaha and Watertown as ENERGY STAR certificate recipients . . We prioritize energy efficiency and sustainability when evaluating investment opportunities . We utilize utility and energy audits that are performed by third - party engineering consultants during the due diligence phase of our acquisitions . The energy consumption data that we collect is used to assess our facilities’ carbon emission levels . We improved our overall GRESB score to 57 for 2024 . The scores reflect activity for the previous year . Since we began receiving a GRESB Assessment score in 2021 , we have improved our score by 15 points . In the 2023 GRESB public disclosure assessment, GMRE ranked 4 th of 10 in peer group . Fostering a resilient posture is essential to our business and we continue to explore methods to assess our climate - related risks and mitigate the impacts . For example, according to the 2023 GRESB assessment report for the risk management sector, GMRE received a score of 4 . 25 / 5 while the benchmark score was 3 . 97 / 5 . In the performance sector of the Risk Assessment, GMRE received a score of 6 . 46 / 9 while the benchmark average was 5 . 66 / 9 . In the second quarter of 2024 we published our 2023 corporate sustainability report, which can be found at https : //www . globalmedicalreit . com/about/corporate - responsibility/ . ENVIRONMENTAL SOCIAL Our Board continues to lead our social and governance efforts . With its diverse composition, our Board is a strong example of inclusive leadership with a composition of 43 % women . • Our commitment to employee engagement remains a high - priority, as we continue to make accommodations for health, safety, and work - life balance . With this commitment in mind, and with the compensation committee of the Board’s leadership, we conducted an employee survey that covered a comprehensive range of subjects related to our employees’ attitudes about our work culture and employee engagement . GOVERNANCE • The Board consists of a majority of independent directors and all standing Board committees are comprised of 100 % independent directors . • The Board formed a standing ESG committee that oversees the Company’s environmental, social, governance and resilience efforts . • The Company maintains comprehensive cyber - security incident prevention and response protocols which are overseen by the Audit Committee . • The Company has adopted an executive incentive compensation clawback policy . • GMRE is a member of the National Association of Corporate Directors .

3Q - 2024 | Earnings Supplemental 17 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, and in thousands, except per share amounts) 2024 2023 2024 2023 Revenue Rental revenue 34,175$ 35,487$ 103,458$ 108,003$ Other income 89 20 166 85 Total revenue 34,264 35,507 103,624 108,088 Expenses General and administrative 4,381 4,367 13,416 12,633 Operating expenses 7,437 7,231 22,056 21,989 Depreciation expense 9,993 10,100 30,233 31,062 Amortization expense 3,649 4,095 11,487 12,828 Interest expense 7,236 7,170 21,119 23,909 Preacquisition expense — — — 44 Total expenses 32,696 32,963 98,311 102,465 Income before gain (loss) on sale of investment properties 1,568 2,544 5,313 5,623 Gain (loss) on sale of investment properties 1,823 2,289 (1,560) 15,560 Net income 3,391$ 4,833$ 3,753$ 21,183$ Less: Preferred stock dividends (1,455) (1,455) (4,366) (4,366) Less: Net (income) loss attributable to noncontrolling interest (145) (240) 50 (1,187) Net income (loss) attributable to common stockholders 1,791$ 3,138$ (563)$ 15,630$ Net income (loss) attributable to common stockholders per share - basic and diluted 0.03$ 0.05$ (0.01)$ 0.24$ Weighted average shares outstanding – basic and diluted 65,737 65,565 65,633 65,545 Three Months Ended September 30, Nine Months Ended September 30,

3Q - 2024 | Earnings Supplemental 18 CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, and in thousands) September 30, 2024 December 31, 2023 Assets Investment in real estate: June 30, 2023+B5:B22 Land 168,110$ 164,315$ Building 1,041,006 1,035,705 Site improvements 22,946 21,974 Tenant improvements 66,933 66,358 Acquired lease intangible assets 137,886 138,617 1,436,881 1,426,969 Less: accumulated depreciation and amortization (283,941) (247,503) Investment in real estate, net 1,152,940 1,179,466 Cash and cash equivalents 5,723 1,278 Restricted cash 2,066 5,446 Tenant receivables, net 8,122 6,762 Due from related parties 404 193 Escrow deposits 1,694 673 Deferred assets 27,685 27,132 Derivative asset 14,967 25,125 Goodwill 5,903 5,903 Other assets 23,091 15,722 Total assets 1,242,595$ 1,267,700$ Liabilities and Equity Liabilities: Credit Facility, net 614,382$ 585,333$ Notes payable, net 14,493 25,899 Accounts payable and accrued expenses 13,350 12,781 Dividends payable 16,534 16,134 Security deposits 3,222 3,688 Other liabilities 12,370 12,770 Acquired lease intangible liability, net 3,638 5,281 Total liabilities 677,989 661,886 Equity: Preferred stock ($77,625 liquidation preference) 74,959 74,959 Common stock 67 66 Additional paid-in capital 733,626 722,418 Accumulated deficit (281,067) (238,984) Accumulated other comprehensive income 14,967 25,125 Total Global Medical REIT Inc. stockholders' equity 542,552 583,584 Noncontrolling interest 22,054 22,230 Total equity 564,606 605,814 Total liabilities and equity 1,242,595$ 1,267,700$ As of

3Q - 2024 | Earnings Supplemental 19 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, and in thousands) 2024 2023 Operating activities Net income 3,753$ 21,183$ Adjustments to reconcile net income to net cash provided by operating activities: Depreciation expense 30,233 31,062 Amortization of acquired lease intangible assets 11,174 12,718 Amortization of above market leases, net 782 812 Amortization of debt issuance costs and other 1,684 1,795 Stock-based compensation expense 3,826 3,020 Capitalized preacquisition and other costs charged to expense 93 155 Reserve for uncollectible accounts, net 822 — Loss (gain) on sale of investment properties 1,560 (15,560) Other 129 285 Changes in operating assets and liabilities: Tenant receivables (2,182) 513 Deferred assets (1,008) (2,478) Other assets and liabilities (1,030) (787) Accounts payable and accrued expenses 153 (855) Security deposits (466) (1,548) Net cash provided by operating activities 49,523 50,315 Investing activities Purchase of land, buildings, and other tangible and intangible assets and liabilities (31,279) (442) Net proceeds from sale of investment properties 19,230 77,929 Escrow deposits for purchase of properties (1,252) — Advances made to related parties (211) (89) Capital expenditures on existing real estate investments (9,972) (5,778) Leasing Commissions (2,935) (890) Net cash (used in) provided by investing activities (26,419) 70,730 Financing activities Net proceeds received from common equity offerings 10,896 — Escrow deposits required by third party lenders 231 (1,038) Repayment of notes payable (11,441) (964) Proceeds from Credit Facility 82,800 38,100 Repayment of Credit Facility (55,400) (115,400) Payment of debt issuance costs — (13) Dividends paid to common stockholders, and OP Unit and LTIP Unit holders (44,759) (44,207) Dividends paid to preferred stockholders (4,366) (4,366) Net cash used in financing activities (22,039) (127,888) Net increase (decrease) in cash and cash equivalents and restricted cash 1,065 (6,843) Cash and cash equivalents and restricted cash—beginning of period 6,724 14,455 Cash and cash equivalents and restricted cash—end of period 7,789$ 7,612$ Nine Months Ended September 30,

NON-GAAP RECONCILIATIONS

(unaudited, and in thousands, except per share and unit amounts)

GLOBAL MEDICAL REIT

FFO and AFFO	Three Months Ended September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Net income (loss)	$ 3,391	$ (1,952)	$ 2,314	$ 551	$ 4,833
Less: Preferred stock dividends	(1,455)	(1,455)	(1,455)	(1,455)	(1,455)
Depreciation and amortization expense	13,618	13,969	14,024	14,211	14,161
(Gain) loss on sale of investment properties	(1,823)	3,383	—	—	(2,289)
FFO attributable to common stockholders and noncontrolling interest	$ 13,731	$ 13,945	$ 14,883	$ 13,307	$ 15,250
Loss on extinguishment of debt	—	—	—	868	—
Amortization of above market leases, net	282	249	251	240	234
Straight line deferred rental revenue	(501)	(363)	(400)	(273)	(721)
Stock-based compensation expense	1,274	1,319	1,233	1,222	1,185
Amortization of debt issuance costs and other	559	563	562	581	593
AFFO attributable to common stockholders and noncontrolling interest	$ 15,345	$ 15,713	$ 16,529	$ 15,945	$ 16,541
Net income (loss) attributable to common stockholders per share – basic and diluted	$ 0.03	$ (0.05)	$ 0.01	$ (0.01)	$ 0.05
FFO attributable to common stockholders and noncontrolling interest per share and unit	$ 0.19	$ 0.20	$ 0.21	$ 0.19	$ 0.22
AFFO attributable to common stockholders and noncontrolling interest per share and unit	$ 0.22	$ 0.22	$ 0.23	$ 0.23	$ 0.23
Wtd Average Common Shares, OP and LTIP Units outstanding:					
Common shares	65,737	65,588	65,573	65,565	65,565
OP units	2,244	2,244	2,244	2,244	2,244
LTIP units	3,170	3,150	2,940	2,756	2,757
Wtd Average Common Shares, OP and LTIP Units Outstanding - basic and diluted	71,151	70,982	70,757	70,565	70,566

EBITDA*re* and Adjusted EBITDA*re*	Three Months Ended September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Net income (loss)	$ 3,391	$ (1,952)	$ 2,314	$ 551	$ 4,833
Interest expense	7,236	6,992	6,890	6,984	7,170
Depreciation and amortization expense	13,642	13,993	14,084	14,245	14,195
(Gain) loss on sale of investment properties	(1,823)	3,383	—	—	(2,289)
EBITDA*re*	$ 22,446	$ 22,416	$ 23,288	$ 21,780	$ 23,909
Loss on extinguishment of debt	—	—	—	868	—
Stock-based compensation expense	1,274	1,319	1,233	1,222	1,185
Amortization of above market leases, net	282	249	251	240	234
Adjusted EBITDA*re*	$ 24,002	$ 23,984	$ 24,772	$ 24,110	$ 25,328

3Q-2024 | Earnings Supplemental *See pages 21 and 22 for definitions of FFO, AFFO, EBITDAre and Adjusted EBITDAre 20

3Q - 2024 | Earnings Supplemental 21 REPORTING DEFINITIONS AND OTHER DISCLOSURES Annualized Base Rent Annualized base rent represents monthly base rent for September 2024 (or, for recent acquisitions, monthly base rent for the month of acquisition), multiplied by 12 (or base rent net of annualized expenses for properties with gross leases). Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future ( i ) contractual rental rate increases, (ii) leasing activity or (iii) lease expirations. Additionally, leases that are accounte d f or on a cash - collected basis are not included in annualized base rent. Capitalization Rate The capitalization rate (“Cap Rate”) for an acquisition is calculated by dividing current Annualized Base Rent by contractual purchase price. For the portfolio cap rate, certain adjustments, including for subsequent capital invested, are made to the contractual purchase price. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre” and “Adjusted EBITDAre”) We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, as applicable. We define Adjusted EBITDAre as EBITDAre plus loss on the extinguishment of debt, non - cash stock compensation expense, non - cash intangible amortization related to above and below market leases, preacquisition expense and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. Funds from Operations and Adjusted Funds from Operations Funds from operations attributable to common stockholders and noncontrolling interest (“FFO”) and adjusted funds from operations attributable to common stockholders and noncontrolling interest (“AFFO”) are non - GAAP financial measures within the meaning of the rules of the SEC. The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, less preferred stock dividends, plus real estate - related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes real estate - related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period - over - period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss. AFFO is a non - GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non - cash items and certain recurring and non - recurring items. For the Company these items include recurring acquisition and disposition costs, loss on the extinguishment of debt, recurring straight line deferred rental revenue, recurring stock - based compensation expense, recurring amortization of above and below market leases, recurring amortization of debt issuance costs, and other items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.

3Q - 2024 | Earnings Supplemental 22 REPORTING DEFINITIONS AND OTHER DISCLOSURES Rent Coverage Ratio For purposes of calculating our portfolio weighted - average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded credit - rated tenants or their subsidiaries for which financial statements were either not available or not sufficiently detailed. These ratios are based on the latest available information only. Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete. Certain other tenants (approximately 19 % of our portfolio) are excluded from the calculation due to (i) lack of available financial information or (ii) small tenant size. Additionally, included within 19% of non - reporting tenants is Pipeline Healthcare, LLC, which (i) was sold to Heights Healthcare in October 2023 and is being operated under new management and (ii) occupies our only acute care hospital asset, which is not one of our core asset classes. Additionally, our Rent Coverage Ratio adds back physician distributions and compensation. Management believes all adjustments are reasonable and necessary. Other Disclosures Non - GAAP Financial Measures Management considers certain non - GAAP financial measures to be useful supplemental measures of the Company's operating performance. For the Company, non - GAAP measures consist of EBITDAre, Adjusted EBITDAre, FFO attributable to common stockholders and noncontrolling interest and AFFO attributable to common stockholders and noncontrolling interest. A non - GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. The Company reports non - GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non - GAAP financial measures. The non - GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs. Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein. Additional Information The information in this document should be read in conjunction with the Company’s Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q, Current Reports on Form 8 - K, and other information filed with, or furnished to, the SEC. You can access the Company’s reports and amendments to those reports filed or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act in the “Investor Relations” section on the Company’s website (www.globalmedicalreit.com) under “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the Company’s website is not, and shall not be deemed to be, a part of, or incorporated into, this Earnings Supplemental. You also can review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov . Certain information contained in this package, including, but not limited to, information contained in our Top 10 tenant profiles is derived from publicly - available third - party sources. The Company has not independently verified this information and there can be no assurance that such information is accurate or complete.

INVESTOR RELATIONS globalmedicalreit.com NYSE: GMRE Stephen Swett 203.682.8377 stephen.swett@icrinc.com